UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2016

Denali Holding Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware		80-0890963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way Round Rock, Texas		78682
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 8, 2016, Denali Holding Inc. (the “Company”) issued a press release announcing the pricing of the previously announced offering by two of its wholly-owned subsidiaries, Diamond Finance 1 Corporation and Diamond Finance 2 Corporation, as co-issuers, of $1,625,000,000 aggregate principal amount of their 5.875% Senior Notes due 2021 and $1,625,000,000 aggregate principal amount of their 7.125% Senior Notes due 2024 (collectively, the “Senior Notes”). The Company agreed to sell the Senior Notes to the initial purchasers in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Senior Notes were offered for resale to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and outside the United States in reliance on Regulation S under the Securities Act. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following document is herewith filed as an exhibit to this report:

Exhibit No.	Exhibit Description

99.1	Press release of Denali Holding Inc. dated June 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2016	Denali Holding Inc.

	By:	/s/ Janet B. Wright
Janet B. Wright
Vice President and Assistant Secretary
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release of Denali Holding Inc. dated June 8, 2016.